UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         May 1, 2008

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 19, 2007, Sun Healthcare Group, Inc. (“Sun”) acquired Harborside Healthcare Corporation (“Harborside”) and entered into a new senior secured credit facility with a syndicate of financial institutions led by Credit Suisse as the administrative agent and collateral agent (the “Credit Agreement”).  On April 12, 2007, Sun issued $200.0 million of 9-1/8% Senior Subordinated Notes due 2015 (the “Notes”).  Attached as Exhibit 99.1 is unaudited pro forma consolidated financial information for the year ended December 31, 2007 reflecting (i) Sun’s acquisition of Harborside, (ii) Sun entering into the Credit Agreement, (iii) Sun issuing the Notes, and (iv) various acquisitions made by Harborside in 2007 as if they had occurred on January 1, 2007.

Item 9.01  Financial Statements and Exhibits

99.1
Unaudited Pro Forma Consolidated Financial Information for the year ended December 31, 2007 reflecting (i) Sun’s acquisition of Harborside, (ii) Sun entering into the Credit Agreement, (iii) Sun issuing the Notes, and (iv) various acquisitions made by Harborside in 2007 as if they had occurred on January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  May 1, 2008